BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

*090403*

| Filed in the Office of | Business Number C25725-1997 |
|---|---|
| Barbara K. Cegavske | Filing Number 20180110787-25 |
| Secretary of State State Of Nevada | Filed On 03/09/2018 |
| | Number of Pages 1 |

# Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

**(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)**

1. The name of the **entity** for which correction is being made:

   HEMPTECH CORP

2. Description of the original document for which correction is being made:

   ARTICLES OF MERGER (Pursuant to NRS 92A.200)

3. Filing date of the original document for which correction is being made: 01/16/2018

4. Description of the inaccuracy or defect:

   THE " ARTICLES OF MERGER " DOCUMENT WAS FILED IN ERROR.

5. Correction of the inaccuracy or defect:

   WE WISH TO REINSTATE THE STATUS OF HEMPTECH CORP AS WAS PRIOR TO THE MERGER.

6. Signature:

X [signature] CCO 3/5/18

**Authorized Signature** **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*